Exhibit 99.1
SUBJEX CORPORATION
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

             The undersigned, Andrew D. Hyder, the Chairman and President of Subjex Corporation (the “Company”) has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s amended Annual Report on Form 10-KSB for the year ended December 31, 2002 (the “Report”).

The undersigned hereby certifies that:

the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 31 day of March, 2003.

/s/ Andrew D. Hyder
Andrew D. Hyder
Chairman and President